Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Further to the Form 8-K dated June 30, 2016, on May 20, 2016, New Age Beverages Corporation ("NABC"), formerly known as Bucha, Inc., and American Brewing Company, Inc., a Washington corporation ("we" or the "Company"), entered into an Asset Purchase Agreement (the "Agreement") whereby the Company acquired substantially all of the operating assets of New Age Beverages, LLC, New Age Properties, LLC, Aspen Pure, LLC and Xing Beverage, LLC (collectively, "Xing"), which are companies engaged in the manufacture and sale of various teas and beverages (the "Acquisition"). On May 20, 2016, the parties executed the Asset Purchase Agreement for the Acquisition.  On June 30, 2016 (the "Closing Date"), the parties executed the final exhibits and the Company transferred the purchase price and other consideration described in the Agreement, thereby closing the transaction.

The accompanying unaudited pro forma combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon NABC's and Xing's historical financial statements, after giving effect to NABC's acquisition of Xing and the adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on NABC on a pro forma basis.

The unaudited pro forma combined balance sheets as of December 31, 2015 and 2014 reflect the acquisition of Xing as if it had been consummated on that date and includes historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition and that are factually supportable.

The unaudited pro forma combined statements of operations for the year ended December 31, 2015 and the year ended December 31, 2014 give effect to the Acquisition as if it had been consummated on January 1, 2014 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact and are factually supportable.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only. They do not purport to represent what NABC's consolidated results of operations and financial position would have been had the Acquisition actually occurred as of the dates indicated, and they do not purport to project NABC's future consolidated results of operations or financial position. The unaudited pro forma combined statements of operations and income do not reflect any adjustments for the effect of non-recurring items that NABC may realize as a result of the Acquisition. The unaudited pro forma combined financial statements include certain reclassifications to conform the historical financial information of Xing to the presentation of NABC.

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to tangible and intangible assets and liabilities acquired at an amount equal to the preliminary estimate of their fair values. The pro forma adjustments reflecting the completion of the Acquisition are based upon the acquisition method of accounting in accordance with Accounting Standards Codification 805, "Business Combinations" ("ASC 805"), and the assumptions set forth in the notes to the unaudited pro forma combined financial statements. Management has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the purchase price is preliminary pending finalization of various estimates and valuation analyses.

The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document.

NEW AGE BEVERAGES CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2015

	New Age Beverages Corporation	Xing Group		Pro Forma Adjustments	Pro Forma Balance Sheet

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,856	$400		$-	$44,256

Accounts receivable, net	259,619	3,095,621		-	3,355,240
Inventories, net	196,220	4,150,443		-	4,346,663
Prepaid expenses and other current assets	26,264	131,793		-	158,057
Total current assets	525,959	7,378,257		-	7,904,216

Property and equipment, net	66,336	4,034,876	(A)	3,383,913	7,485,125
Deposits	-	1,750		-	1,750
Customer relationships, net	187,500	-		-	187,500
Goodwill	389,014	-	(B)	6,946,515	7,335,529
Total assets	$1,168,809	$11,414,883		$10,330,428	$22,914,120

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$282,845	$1,915,195		$-	$2,198,040
Current portion of notes payable and capital leases, net of unamortized discounts	-	178,960		-	229,960
Due to related parties	-	4,650,000	(C)	(4,650,000)	-
Related party note payable	-	-	(D)	4,500,000	4,500,000
Factoring payable	110,663	-		-	110,663
Accrued expenses and other current liabilities	177,589	-		-	177,589
Line of credit	-	19,470,000		(19,470,000)	-
Total current liabilities	571,097	26,264,369		(19,620,000)	7,215,466

Note payable and capital leases, less current portion, net of unamortized discounts	78,931	2,195,880	(D)	5,918,928	8,193,739
Related party debt, net of unamortized discounts	23,669	-	(D)	(23,669)	-
Total liabilities	673,697	28,460,249		(13,724,741)	15,409,205

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, $0.001 par value, 50,000,000 shares authorized;
19,757,840 shares issued and outstanding	15,404	-		4,354	19,758
Series A Preferred stock, $0.001 par value: 250,000 shares
authorized, 250,000 shares issued and outstanding	282	-		-	282
Series B Preferred stock, $0.001 par value: 300,000 shares
authorized, 254,807 shares issued and outstanding	255	-		-	255
Additional paid-in capital	3,811,049	-	(E)	7,005,449	10,816,498
Accumulated deficit	(3,331,878)	(17,045,366	) (E)	17,045,366	(3,331,878)
Total stockholders' equity	495,112	(17,045,366)		24,055,169	7,504,915
Total liabilities and stockholders' equity	$1,168,809	$11,414,883		$10,330,428	$22,914,120

Exhibit 99.3 -- Page 2

NEW AGE BEVERAGES CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015

	New Age Beverages Corporation	Xing Group		Pro Forma Adjustments	Pro Forma Statement of Operations

REVENUES	$2,421,752	$43,316,772		$-	$45,738,524
Net Revenue	2,421,752	43,316,772		-	45,738,524
Cost of Goods Sold	2,008,376	33,682,086		-	35,690,462

GROSS PROFIT	413,376	9,634,686		-	10,048,062

OPERATING EXPENSES:

Advertising, promotion and selling	260,625	-		-	260,625

General and administrative	1,211,423	8,476,067	(F)	57,513	9,745,003
Gain on forgiveness of accrued payroll	(500,000)	-		-	(500,000)
Legal and professional	272,761	-		-	272,761
Total operating expenses	1,244,809	8,476,067		57,513	9,778,389

(LOSS) INCOME FROM OPERATIONS	(831,433)	1,158,619		(57,513)	269,673

OTHER INCOME (EXPENSE):
Interest expense	(141,282)	(937,847	) (G)	(191,053)	(1,270,182)
Other income	1	551,536		-	551,537
Total other income (expense)	(141,281)	(386,311)		(191,053)	(718,645)

(LOSS) INCOME FROM CONTINUING OPERATIONS	(972,714)	772,308		(248,566)	(448,972)
Loss on sales of discontinued operations	(256,773)	-		-	(256,773)
Income from discontinued operations	126,154	-		-	126,154

NET (LOSS) INCOME	$(1,103,333)	$772,308		$(248,566)	$(579,591)

Weighted Average Number of Common
Shares Outstanding - Basic	15,403,925	4,353,915			19,757,840
Weighted Average Number of Common
Shares Outstanding - Diluted	15,403,925	4,353,915			19,757,840

NET INCOME (LOSS) PER SHARE -
BASIC	$(0.06)	$0.18		N/A	$(0.02)
NET INCOME (LOSS) PER SHARE -
DILUTED	$(0.06)	$0.18		N/A	$(0.02)

Exhibit 99.3 -- Page 3

NEW AGE BEVERAGES CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2014

	New Age Beverages Corporation	Xing Group		Pro Forma Adjustments	Pro Forma Balance Sheet

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$125,312	$246,593		$-	$371,905

Accounts receivable, net	254,705	3,178,752		-	3,433,457
Inventories, net	286,070	4,338,951		-	4,625,021
Prepaid expenses and other current assets	13,865	58,564		-	72,429
Total current assets	679,952	7,822,860		-	8,502,812

Property and equipment, net	65,453	3,832,753	(A)	3,383,913	7,282,119
Deposits	-	1,750		-	1,750
Goodwill	-	-	(B)	6,946,515	6,946,515
Total assets	$745,405	$11,657,363		$10,330,428	$22,733,196

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$616,719	$2,482,802		$-	$3,099,521
Current portion of notes payable and capital leases, net of unamortized discounts	3,689	166,917		-	170,606
Convertible note payable to related parties	120,000	-		-	120,000
Note payable related parties	-	4,150,000	(C)	(4,150,000)	-
Related party note payable	-	-		4,500,000	4,500,000
Accrued expenses and other current liabilities	449,823	-		-	449,823
Line of credit		20,470,000	(D)	(20,470,000)	-
Total current liabilities	1,190,231	27,269,719		(20,120,000)	8,339,950

Note payable and capital leases, less current portion, net of unamortized discounts	-	2,205,318	(D)	5,622,951	7,828,269
Total liabilities	1,190,231	29,475,037		(14,497,049)	16,168,219

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Members' equity, no par value, 40,000,000 shares authorized;
1,366,042 shares issued and outstanding	(35,000)	-		-	(35,000)
Common stock, $0.001 par value, 50,000,000 shares authorized;
4,353,915 shares issued and outstanding	-			4,354	4,354
Series A Preferred stock, no par value: 8,000,000 shares
authorized, 6,205,558 shares issued and outstanding	4,327,628	-		-	4,327,628
Additional paid-in capital	126,328	-	(E)	7,005,449	7,131,777
Accumulated deficit	(4,863,782)	(17,817,674	) (E)	17,817,674	(4,863,782)
Total stockholders' equity	(444,826)	(17,817,674)		24,827,477	6,564,977
Total liabilities and stockholders' equity	$745,405	$11,657,363		$10,330,428	$22,733,196

Exhibit 99.3 -- Page 4

NEW AGE BEVERAGES CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

	New Age Beverages Corporation		Xing Group		Pro Forma Adjustments	Pro Forma Statement of Operations

REVENUES		$2,789,936	$40,163,661		$-	$42,953,597
Net Revenue		2,789,936	40,163,661		-	42,953,597
Cost of Goods Sold		1,911,932	31,302,068		-	33,214,000

GROSS PROFIT		878,004	8,861,593		-	9,739,597

OPERATING EXPENSES:

Advertising, promotion and selling		578,970	-		-	578,970

General and administrative		595,199	7,768,981	(F)	57,513	8,421,693
Gain on forgiveness of accrued payroll		-	-		-	-
Legal and professional		470,193	-		-	470,193
Total operating expenses		1,644,362	7,768,981		57,513	9,470,856

(LOSS) INCOME FROM OPERATIONS		(766,358)	1,092,612		(57,513)	268,742

OTHER INCOME (EXPENSE):
Interest expense		(125,169)	(984,292	) (G)	(144,608)	(1,254,069)
Other income		92	114,360		-	114,452
Total other income (expense)		(125,077)	(869,932)		(144,608)	(1,139,617)

NET (LOSS) INCOME		$(891,435)	$222,680		$(202,121)	$(870,876)

Weighted Average Number of Common
Shares Outstanding - Basic		-	4,353,915		-	4,353,915
Weighted Average Number of Common
Shares Outstanding - Diluted		-	4,353,915		-	4,353,915

NET INCOME (LOSS) PER SHARE -
BASIC	$	NA	$(0.20)		N/A	$(0.20)
NET INCOME (LOSS) PER SHARE -
DILUTED	$	NA	$(0.20)		N/A	$(0.20)

Exhibit 99.3 -- Page 5

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.           Basis of Presentation

The unaudited pro forma combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") have been omitted pursuant to such rules and regulations; accordingly, these pro forma combined financial statements should be read in connection with New Age Beverages Corporation ("NABC") and Xing Group ("Xing") historical audited and unaudited financial statements referred to above.

The unaudited pro forma combined balance sheets as December 31, 2015 and 2014 reflect the acquisition of Xing as if it had been consummated on that date and includes historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition and that are factually supportable.

The unaudited pro forma combined statements of operations for the year ended December 31, 2015 and the year ended December 31, 2014 give effect to the Acquisition as if it had been consummated on January 1, 2014 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact and are factually supportable.

2.           Acquisition of Xing

On June 30, 2016, NABC acquired the assets of New Age Beverage, LLC, New Age Properties, LLC, Aspen Pure, LLC, and Xing Beverage, LLC (collectively, Xing). Xing is engaged in the manufacturing and sale of various teas and beverages, which will help the Company expand its capabilities and product offering.  The operating results of Xing will be consolidated with those of NABC beginning July 1, 2016.  Total purchase consideration paid was $19,995,000, which consisted of $8,500,000 of cash, a note payable for $4,500,000 and 4,353,915 shares of common stock.  The common stock issued was valued at $1.61 per share, which was the volume weighted average closing stock for the thirty days preceding the acquisition.

The purchase price was allocated to the net assets acquired based on their estimated fair values as follows:

Accounts receivable	$5,627,669
Inventories	4,847,417
Prepaid expenses and other current assets	492,972
Property and equipment, net	7,418,789
Other intangible assets acquired	-
Assumption of accounts payable, accrued expenses and other current liabilities	(5,338,362)
13,048,485
Goodwill	6,946,515
Total Inventory	$19,995,000

Exhibit 99.3 -- Page 6

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

2.           Acquisition of Xing (Continued)

The above allocation is preliminary and is subject to change.  Because the acquisition was consummated on June 30, 2016, NABC has begun to assess the fair value of the various net assets acquired, but has not yet completed this assessment.  The Company is also in the process of identifying other intangible assets, such as customer relationships and recipes that may need to be recognized apart from goodwill.  Once identified, these other intangible assets, if any, will be recorded at their fair values.  NABC is working to finalize the allocations as quickly as possible, and anticipates that the allocation will not be final for approximately 6 months.  Any adjustments necessary may be material to the condensed consolidated balance sheet and the amount of goodwill recognized.  Any resulting adjustments would have no impact to the June 30, 2016 reported operating results.

3.           Pro Forma Adjustments

The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements based on preliminary estimates, which may change as additional information is obtained.

Pro Forma Condensed Combined Balance Sheet Adjustments

A.	To record the PPE adjustment to the acquisition of Xing.
B.	To record goodwill related to the acquisition of Xing.
C.	To eliminate the previously recorded due to related party.
D.	To record the related party note related to the acquisition of Xing.
E.	To record the equity transactions related to the acquisition of Xing.

Pro Forma Statement of Comprehensive Income Adjustments

F.	To record the depreciation expense related to the acquisition.
G.	To record interest expense.

Exhibit 99.3 -- Page 7